BY-LAWS

OF

DENNY'S CORPORATION1
(the "Corporation")

A Delaware Corporation

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington.
SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the state of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the state of Delaware, or by means of remote communication as permitted under the Delaware General Corporation Law, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day.
At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting, in accordance with the requirements of Section 2 or Section 3 of this Article II, as applicable.

SECTION 2. NOMINATION OF DIRECTORS; ADVANCE NOTICE OF NOMINATIONS BY STOCKHOLDERS. Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders only (a) by or at the direction of the Board of Directors (who may adopt, in their sole discretion, policies or procedures for considering director-nominee recommendations of

1As of May 23, 2013

stockholders) or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Corporation no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. For each stockholder delivering a stockholder's notice, such stockholder's notice shall set forth:

(a)as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)the name and address, as they appear on the Corporation's books, of such stockholder giving the notice and any Stockholder Associated Person (defined below) together with, for each such person, the information covered by clauses (c) and (d) below;

(c)(i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation's securities and (ii) any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to provide a right to vote or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation's securities; and

(d)a description of any relationship, agreement, arrangement or understanding such stockholder or any Stockholder Associated Person may have with any person the stockholder proposes to nominate, including but not limited to, those pursuant to which the nomination is proposed to be made, or with any other person or persons (naming such person or persons) with respect to such nomination.

The stockholder notice shall also be accompanied by (a) a representation that such nominee does not have and will not have any undisclosed voting commitments or other arrangements with respect to such nominee's actions as a director, and (b) an agreement by the nominee to complete a nominee questionnaire, as may be provided from time to time by the Corporation, that relates to such nominee's independence and other information required to be included in a proxy statement of the Corporation pursuant to Regulation 14A of the Securities Exchange Act of 1934 or otherwise reasonably requested by the Corporation.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in or accompany a stockholder's notice of nomination which pertains to the nominee.
No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with any and all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.

“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

SECTION 3. BUSINESS AT ANNUAL MEETINGS; ADVANCE NOTICE OF STOCKHOLDER BUSINESS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, including, but not limited to, such business specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 3, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Corporation no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(a)a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any Stockholder Associated Person together with, for each such person, the information covered by clauses (c) and (d) below;

(c)(i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation's securities and (ii) any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to provide a right to vote or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation's securities; and

(d)any material interest of the stockholder or any Stockholder Associated Person in such business, and any relationship, agreement, arrangement or understanding such stockholder or Stockholder Associated Person may have with any other person or persons (naming such person or persons) with respect to such business.

Notwithstanding anything in the By-laws to the contrary, no business (other than the election of directors, which shall be governed by other provisions of these By-laws) shall be conducted at any annual stockholders' meeting except in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with any and all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 under the Securities Exchange Act of 1934.

This Section 3 shall not be applicable, in any respect, to the nomination of persons to the Board of Directors at annual meetings of stockholders, which shall be governed instead by the procedures set forth in Article II, Section 2 of these By-Laws.

SECTION 4. INSPECTOR OF ELECTION. At each meeting of stockholders at which an election of directors is to be held, the chairman of the meeting may, but shall not be required to, appoint one person, who need not be a stockholder, to act as inspector of election at such meeting. The inspector so appointed, before entering on the discharge of his duties, shall take and subscribe to an oath or affirmation to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and thereupon the inspector shall take charge of the polls and after the balloting shall canvas the votes and make a certificate of the results of the vote taken. No director or candidate for the office of director shall be appointed inspector.

SECTION 5. VOTING. At each meeting of the stockholders, each stockholder entitled to vote at such meeting in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. A stockholder may authorize another person to act for such stockholder as proxy by either written authorization, or by the transmission of telegram, cablegram or other means of electronic transmission or by other means permitted under the Delaware General Corporation Law as in effect from time to time provided such transmission is set forth or submitted in a way that it may be determined that such transmission was authorized by the stockholder. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, by majority vote (i.e., if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon in favor of such matter exceed the votes cast by such stockholders against such matter). A nominee for director shall be elected to the Board of Directors by majority vote (i.e., if the votes cast for such nominee's election exceed the votes cast against such nominee's election); provided, however, that directors shall be elected by a plurality of the votes cast (and not by majority vote) at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in Article II, Section 2 or Section 7 of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at the principal place of business of the Corporation during ordinary business hours or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 6. QUORUM. At all meetings of the stockholders, except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders of record holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business. In case a quorum shall not be present at any meeting, the holders of record of a majority of the shares of stock entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally called; but only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 7. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or the Secretary, or by resolution of the Board of Directors and may be held at such time and place, within or without the state of Delaware, as may be fixed by the Board of Directors and shall be stated in the notice of meeting.

Only such business shall be conducted at a special meeting of stockholders as shall have been specifically brought before the meeting pursuant to the Corporation's notice of meeting by or at the direction of the Board of Directors. If the Board of Directors has determined, and stated in the notice of meeting, that directors shall be elected at such meeting, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, nominations for such election, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the special meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Corporation no later than the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. For each stockholder delivering a stockholder's notice with respect to a special meeting, such stockholder's notice shall set forth or be accompanied by the information prescribed in Article II, Section 2 of these By-Laws for nominations at an annual meeting and, except as expressly set forth above, the process for nominating directors at a special meeting of stockholders shall likewise be subject to all the procedural terms and limitations of such Section 2. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 8. NOTICE OF MEETINGS. Notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be delivered by any manner permitted by law to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date of the meeting.

SECTION 9. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such written consent shall be filed in the minute book of the Corporation.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors of the Corporation shall be not less than one nor more than fifteen. Within the limits above specified, the number of directors shall be determined from time to time by the stockholders or by the Board of Directors at any meeting thereof.

SECTION 2. ELECTION. The directors shall be elected at the annual meeting of the stockholders and may, if the Board of Directors determines, be elected at a special meeting of stockholders. Each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier death, resignation or removal as provided in these By-laws. Directors need not be stockholders.

SECTION 3. RESIGNATION. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen or until his earlier death, resignation or removal. In the event that the resignation of any director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled prospectively in the same manner as provided in this paragraph.

SECTION 5. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and by like vote the vacancies thus created may be filled, at the meeting held for the purpose of removal.
Any director may be removed at any time for cause by the action of the directors, at a special meeting called for that purpose, by the vote in favor of removal of a majority of the total number of directors.

SECTION 6. INCREASE OF NUMBER. The maximum number of directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify or until their earlier death, resignation or removal.
SECTION 7. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation of the Corporation or by these By-laws conferred upon or reserved to the stockholders.

SECTION 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
SECTION 9. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or the Secretary upon the request of any director on at least one day's advance notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 10. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall be present, the act of a majority of the directors present shall be the act of the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 11. COMPENSATION. Directors shall, for their services as directors or as members of committees, be entitled to receive such remuneration as may be fixed from time to time by resolution of the Board of Directors, including a fixed fee and expenses for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action the directors or committee members unanimously consent in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
SECTION 13. RULES AND REGULATIONS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors (except for the Chairman of the Board of Directors, if any) or stockholders. The officers shall be elected annually by the Board of Directors. Any person may hold one or more offices. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may delegate to any officer or officers the power to appoint any such officer, to fix their respective terms of office, to prescribe their respective powers and duties, to remove them and to fill vacancies in any such offices.
SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders, and absent instructions to the contrary by the Board of Directors, shall exercise general supervision over the property, affairs and business of the Corporation, shall authorize the other officers of the Corporation to exercise such powers as he may deem to be in the best interests of the Corporation and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. The President shall have such duties as may from time to time be delegated to him by the Board of Directors. In the event there shall be no Chairman, the President shall exercise all powers conferred on the Chairman by Section 3 of this Article. In the event a Chairman is elected, the President shall be the Chief Executive Officer of the Corporation and, in the absence or disability of the Chairman, shall have the powers of the Chairman.
SECTION 5. VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors. The Board of Directors may further designate the area or areas of responsibility assigned to a Vice President by appropriate words, such as Senior Vice President or Group Vice President added to the title of the office or offices held by such Vice President.
SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman or the President, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the President, or the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors, in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors, the Chairman or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.
SECTION 9. RESIGNATION. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving written notice to the Chairman, if any, or the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.
SECTION 10. REMOVAL. Any officer may be removed at any time by an affirmative vote of a majority of the Board of Directors, with or without cause. Any officer not elected by the Board of Directors may be removed in such manner as may be determined by, or pursuant to delegation from the Board of Directors.

SECTION 11. VACANCIES. If a vacancy shall occur in any office, such vacancy may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 12. SURETY BONDS. In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of the officer's duties to the Corporation.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. Shares of capital stock of the Corporation may be certificated or uncertificated. Certificates of stock shall be signed by the Chairman of the Board of Directors, if one be elected, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, and shall certify the number of shares owned by a stockholder in the Corporation. Any of or all of the signatures may be facsimiles. Certificates of stock shall be in such form as the Board of Directors may from time to time adopt and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation before such certificate shall have been issued by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation.
There shall be entered on the books of the Corporation the number of uncertificated shares (and class or series, if any) issued, each stock certificate issued and the number (and class or series, if any) of shares represented by such stock certificate, the name and address of the person to whom such certificate or uncertificated shares was issued and the date of issuance thereof.
SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock or uncertificated shares in place of any certificate or certificates previously issued by the Corporation may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or uncertificated shares and to provide such evidence of loss, theft or destruction as the Board of Directors may require.
SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders of record thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are certificated, shall be surrendered, along with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates or evidence of the issuance of uncertificated shares to the person entitled thereto shall thereupon be issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 4. REGULATIONS, TRANSFER AGENTS AND REGISTRARS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation, may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.
SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. SHAREHOLDERS RECORD OWNERSHIP. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether the Corporation shall have express or other notice thereof, except as otherwise provided by law.
SECTION 7. DIVIDENDS AND RESERVES. Subject to the applicable provisions of law or of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation or for such other purposes as the directors shall deem conducive to the interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.
SECTION 8. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL,

DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, engraved, printed or otherwise represented.
SECTION 9. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 10. EXECUTION OF INSTRUMENTS. All agreements, deeds, contracts, proxies, covenants, bonds, checks, drafts or other orders for the payment of money, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, issued in the name of the Corporation, shall be signed by such officers, agents or employees of the Corporation, or by any one of them, and in such manner, as from time to time may be determined, either generally or in specific instances, by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power to so determine.
SECTION 11. STOCK OF OTHER CORPORATIONS. Subject to such limitations as the Board of Directors may from time to time prescribe, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend, to act and vote at, and to waive notice of, any meeting of stockholders of any corporations, shares of stock of which are owned by or stand in the name of the Corporation, and to execute and deliver proxies and actions in writing for the voting of any such shares, and at any such meeting or by action in writing may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such shares.
SECTION 12. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice requirement shall be deemed satisfied when given either by personal notice, by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation (such notice shall be deemed to have been given on the day of such mailing) by telecopier or other electronic transmission or by any other manner permitted by law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Attendance of a person at a meeting, whether of stockholders (in person or by proxy) or of directors or of any committee of the Board of Directors, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.
SECTION 13. BOOKS, ACCOUNTS AND OTHER RECORDS. Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the state of Delaware) as the Board of Directors, the Chairman or the President may from time to time designate.

SECTION 14. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto. The right to indemnification conferred in these Bylaws shall be a contract right.
Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI

AMENDMENTS

These By-laws may be altered, amended or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-laws to be made, be contained in the notice of such special meeting; provided, however, that no By-law provision validly adopted or amended by action of the stockholders may be repealed or amended by the Board of Directors, and no By-law provision repealed by action of the stockholders may be added subsequent to the date of such repeal by the Board of Directors, such actions with respect to such By-law provisions being reserved to the stockholders.